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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 3, 2003 relating to the financial statements and financial statement schedule, which appears in Globix Corporation's Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
May 20, 2005